                                                                     EXHIBIT 4.6

                                 CHARLES C. HALL
                         PROFIT-SHARING RETIREMENT PLAN





                            AMENDMENT AND RESTATEMENT


                                 EFFECTIVE AS OF
                                 OCTOBER 1, 1996


6/97

                                TABLE OF CONTENTS

ARTICLE I:  BACKGROUND.........................................................................1

ARTICLE II:  DEFINITIONS.......................................................................2

ARTICLE III:  PARTICIPATION....................................................................8

      3.1    INITIAL PARTICIPATION.............................................................8
      3.2    RESUMED PARTICIPATION.............................................................9
      3.3    EMPLOYEE ROLLOVER CONTRIBUTIONS...................................................9

ARTICLE IV:  CONTRIBUTIONS.....................................................................9

      4.1    ESTABLISHMENT OF ACCOUNT..........................................................9
      4.2    ELECTIVE DEFERRAL CONTRIBUTIONS...................................................9
      4.3    PARTICIPANT AFTER-TAX CONTRIBUTIONS..............................................10
      4.4    RULES RELATING TO ELECTIVE DEFERRAL CONTRIBUTIONS AND PARTICIPANT
             AFTER-TAX CONTRIBUTIONS..........................................................10
      4.5    DISCRETIONARY EMPLOYER CONTRIBUTIONS.............................................10
      4.6    QUALIFIED NONELECTIVE CONTRIBUTIONS..............................................10
      4.7    ELECTION TO MAKE SINGLE SUM PARTICIPANT AFTER-TAX CONTRIBUTION...................10

ARTICLE V:  SPECIAL RULES FOR CODA............................................................11

      5.1    ANNUAL LIMIT ON ELECTIVE DEFERRAL CONTRIBUTIONS..................................11
      5.2    DISTRIBUTION OF EXCESS ELECTIVE DEFERRAL CONTRIBUTIONS...........................11
      5.3    SATISFACTION OF ADP AND ACP TESTS................................................11
      5.4    ACTUAL DEFERRAL PERCENTAGE TEST LIMIT............................................11
      5.5    DISTRIBUTION OF EXCESS CONTRIBUTIONS.............................................12
      5.6    RECHARACTERIZATION OF EXCESS CONTRIBUTIONS.......................................12
      5.7    AVERAGE CONTRIBUTION PERCENTAGE TEST LIMIT.......................................12
      5.8    DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS...................................13
      5.9    MULTIPLE USE LIMITATION..........................................................13

ARTICLE VI:  LIMITATIONS ON ALLOCATIONS.......................................................13

      6.1    GENERAL RULE.....................................................................13
      6.2    COVERAGE UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN.........................14
      6.3    COVERAGE UNDER QUALIFIED DEFINED BENEFIT PLAN....................................14
      6.4    ANNUAL ADDITIONS.................................................................15

ARTICLE VII:  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS........................................15

      7.1    RETIREMENT AND DISABILITY........................................................15
      7.2    DEATH............................................................................15
      7.3    OTHER TERMINATION OF EMPLOYMENT..................................................15


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
ARTICLE VIII:  VESTING........................................................................16

      8.1    VESTED BALANCE...................................................................16
      8.2    FORFEITURES......................................................................16
      8.3    VESTING ELECTION.................................................................17

ARTICLE IX:  PAYMENT OF BENEFITS..............................................................17

      9.1    TIMING OF DISTRIBUTIONS..........................................................17
      9.2    FORM OF DISTRIBUTION.............................................................17
      9.3    DISTRIBUTION PROCEDURE...........................................................17
      9.4    LOST DISTRIBUTEE.................................................................18

ARTICLE X:  MINIMUM DISTRIBUTION REQUIREMENTS/DIRECT ROLLOVERS................................18

      10.1   GENERAL RULE.....................................................................18
      10.2   DEATH DISTRIBUTION PROVISIONS....................................................18
      10.3   DIRECT ROLLOVERS.................................................................19

ARTICLE XI:  WITHDRAWALS, LOANS AND DOMESTIC RELATIONS ORDERS.................................19

      11.1   IN-SERVICE WITHDRAWALS...........................................................19
      11.2   FINANCIAL HARDSHIP DISTRIBUTIONS.................................................20
      11.3   PARTICIPANT LOANS................................................................21
      11.4   QUALIFIED DOMESTIC RELATIONS ORDERS..............................................22

ARTICLE XII:  TOP-HEAVY PLANS.................................................................22

      12.1   DEFINITIONS......................................................................22
      12.2   MINIMUM ALLOCATION...............................................................24
      12.3   MINIMUM VESTING SCHEDULES........................................................25
      12.4   ADJUSTMENT OF FRACTIONS..........................................................25

ARTICLE XIII:  ADMINISTRATION OF THE PLAN.....................................................26

      13.1   PLAN ADMINISTRATOR...............................................................26
      13.2   PLAN ADMINISTRATOR'S RESPONSIBILITIES............................................26
      13.3   RECORDKEEPER.....................................................................26
      13.4   INVESTMENT DIRECTIONS............................................................27
      13.5   THE DURIRON STOCK FUND...........................................................27
      13.6   INDEMNIFICATION..................................................................28

ARTICLE XIV:  AMENDMENT AND MERGER............................................................28

      14.1   AMENDMENT........................................................................28
      14.2   MERGER, CONSOLIDATION OR TRANSFER OF PLAN ASSETS.................................28

ARTICLE XV:  TERMINATION OF THE PLAN..........................................................29

      15.1   GENERAL..........................................................................29
      15.2   EFFECT OF TERMINATION............................................................29

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
ARTICLE XVI  MISCELLANEOUS....................................................................29

      16.1   NO EMPLOYMENT RIGHTS.............................................................29
      16.2   DISTRIBUTIONS EXCLUSIVELY FROM PLAN..............................................29
      16.3   NO ALIENATION....................................................................29
      16.4   GOVERNING LAW....................................................................29
      16.5   GENDER...........................................................................29


                                     -iii-
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                                 CHARLES C. HALL
                         PROFIT-SHARING RETIREMENT PLAN



ARTICLE I:  BACKGROUND

         Durametallic Corporation ("Durametallic") maintains the Charles C. Hall Profit-Sharing Retirement Plan, originally effective as of December 31, 1948, and as subsequently amended (the "Plan"), on behalf of its eligible employees. Effective as of January 1, 1989, the Plan was amended and restated to comply with the requirements of the Tax Reform Act of 1986 and subsequent legislation.

         Durametallic also maintains the R.D. Hall Employee Stock Ownership Plan, originally effective as of January 1, 1984, and as subsequently amended (the "ESOP"), on behalf of its eligible employees. Effective as of January 1, 1989, the ESOP was amended and restated to comply with the requirements of the Tax Reform Act of 1986 and subsequent legislation.

         Metal-Fab Machine Corporation, an Affiliated Employer (as defined below) maintains the Charles C. Hall Profit-Sharing Retirement Plan for Employees of Metal-Fab, originally effective as of January 1, 1994 (the "Metal-Fab Plan"), on behalf of its eligible employees. Metal-Fab Machine Corporation also has adopted the ESOP on behalf of its eligible employees.

         Effective as of October 1, 1996, Durametallic wishes to merge the ESOP and the Metal-Fab Plan into the Plan.

         The Plan is intended to be a profit sharing plan, qualified under
Section 401(a) of the Code, to include a qualified cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986, as amended, and to satisfy the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended.

         Except as otherwise specifically provided below, the provisions of the Plan as set forth herein shall apply only to Participants whose employment with the Employer and Affiliated Employers terminates on or after October 1, 1996. If a Participant's employment with the Employer and other Affiliated Employers terminates before October 1, 1996, his right to benefits, if any, and the amount thereof will be determined in accordance with the provisions of the applicable plan as in effect immediately before his last employment termination date.

         Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the Effective Date of this amendment and restatement shall be not less than his vested interest in his Account on the day immediately preceding such Effective Date. In addition, notwithstanding any other provision of the Plan to the contrary, the forms of payment and other Plan provisions that were available under the Plan immediately prior to the Effective Date of this amendment and restatement and that may not be eliminated under Section 411(d)(6) of the Code shall continue to be available to Participants who had Account under the Plan on the day immediately preceding the Effective Date.

ARTICLE II:  DEFINITIONS

         Where indicated by initial capital letters, the following terms have the following meanings:

         2.1 ACCOUNT means the account established on behalf of a Participant pursuant to Section 4.1.

         2.2 AFFILIATED EMPLOYER, for purposes of the Plan other than Article VI, means a trade or business, whether or not incorporated, which is (a) a member of a group of controlled corporations (within the meaning of Section 414(b) or (c) of the Code) with the Employer; or (b) a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Employer; or (c) an entity otherwise required to be aggregated with the Employer pursuant to Section 414(o) of the Code.

                For purposes of Article VI only, the definition in paragraph (a) of this Section shall be modified by adding at the conclusion of the parenthetical phrase the words "as modified by Section 415(h) of the Code."

         2.3 AUTHORIZED LEAVE OF ABSENCE means a leave of absence from employment granted in writing by the Employer. Authorized Leave of Absence shall be granted on account of military service for any period during which an Employee's right to reemployment is guaranteed by law, and for such other reasons and periods as the Employer shall consider proper, provided that Employees in similar situations shall be similarly treated.

         2.4 BENEFICIARY means a person entitled to receive benefits under the Plan upon the death of a Participant.

         2.5 CODA means a cash or deferred arrangement that is written to satisfy the requirements of Section 401(k) of the Code, adopted as part of a profit sharing plan.

         2.6 CODE means the Internal Revenue Code of 1986, as amended.

         2.7 COMPENSATION means compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder which is actually paid to an Employee during the Plan Year, increased by:

                (a)  Elective Deferral Contributions,

                (b) Contributions made pursuant to any other qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) maintained by the Employer which are excluded from the Employee's income pursuant to Section 402(a)(8) of the Code, and

                (c) Contributions made at the election of the Employee pursuant to a cafeteria plan maintained by the Employer and excluded from the Employee's income pursuant to Section 125 of the Code for the Plan Year. Notwithstanding the preceding sentence, Compensation shall not include the following items (regardless of whether such items are included in income): reimbursements or other expense allowances, cash and noncash fringe benefits, moving expenses, deferred compensation and welfare benefits.

Only $150,000 (as adjusted from time to time by the Secretary of the Treasury) of Compensation received by an Employee during a Plan Year will be taken into account for purposes of the Plan. For Plan Years beginning before January 1, 1997, the rules of Section 414(q)(6) of the Code shall apply, except that in applying those rules, the term "family" shall include only the Participant's spouse and the Participant's lineal descendants who have not reached age 19 by the last day of the Plan Year. If, as a result of the application of such rules, the adjusted $150,000 limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's total Compensation as determined under this Section prior to the application of this limitation.

Compensation paid during the entire Plan Year during which the Employee becomes a Participant (as determined in Article III) shall be taken into account for purposes of allocating Discretionary Employer Contributions under Section 4.5 of the Plan.

         2.8 DISABLED means unable to perform the duties of the Employee's employment by reason of any medically determinable physical or mental impairment which can be expected to result in death or be of a long-continued and indefinite duration. The permanence and degree of such impairment shall be supported by medical evidence.

         2.9 DISCRETIONARY EMPLOYER CONTRIBUTIONS means contributions made by the Employer to the Plan pursuant to Section 4.5.

         2.10 DURIRON STOCK means a class of common voting shares issued by Duriron which are regularly traded on an established securities market and are required to be, and are, registered under the provisions of Section 12 of the Securities Exchange Act of 1934. The Duriron Stock Fund shall be established and maintained in accordance with the terms of the Trust.

         2.11 EARLY RETIREMENT DATE means the date on which the Participant has both attained age 55 and has been credited with at least 15 Years of Vesting Service.

         2.12 EFFECTIVE DATE of this amended and restated Plan is October 1, 1996. The original effective date of the Plan is December 31, 1948.

         2.13 ELECTIVE DEFERRAL CONTRIBUTIONS means contributions made to the Plan by the Employer at the election of a Participant, in lieu of cash compensation, on a pre-tax basis in accordance with section 401(k) of the Code.

         2.14 EMPLOYEE means a common law employee of the Employer. The term "Employee" includes an individual on an Authorized Leave of Absence who, but for the leave, would be an Employee and excludes any individual classified by the Employer as an independent contractor.

         2.15 EMPLOYEE ROLLOVER CONTRIBUTIONS means contributions by an Employee in accordance with Section 3.3.

         2.16 EMPLOYER means Durametallic Corporation, and any successor by merger, purchase or otherwise. The term "Employer" also includes an Affiliated Employer that adopts the Plan on behalf of its eligible Employees.

         2.17 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

         2.18 ESOP ROLLOVER CONTRIBUTIONS means contributions made by the Employer to the ESOP before October 1, 1996 and allocated for his benefit and income, expenses, gains and losses incurred thereon.

         2.19 HIGHLY COMPENSATED EMPLOYEE means any highly compensated active Employee or highly compensated former Employee, as defined below. For this purpose, the "determination year" shall be the Plan Year, and the "look-back year" shall be the 12-month period immediately preceding the determination year.

                A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term also includes (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year", and who is among the 100 Employees who received the most compensation from the Employer and Affiliated Employers during the determination year; and (ii) Employees who are 5 percent owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or a look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) before the determination year, performed no service for the Employer during the determination year, and was a highly compensated active Employee for either the year of separation from service or any determination year ending on or after the Employee's 55th birthday.

                If, during a determination year or look-back year, an Employee is a family member of either a 5 percent owner who is an active or former Employee, or a Highly Compensated Employee who is one of the 10 most highly paid Highly Compensated Employees ranked on the basis of compensation paid by the Employer during the year, then the family member and the 5 percent owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving compensation and plan contributions or benefits equal to the sum of the compensation and contributions or benefits of the family member and the 5 percent owner or top-ten highly compensated Employee. For purposes of this Section, family members include the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

                The determination of who is a Highly Compensated Employee, including the determination of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                Notwithstanding the preceding provisions of this Section 2.19, Highly Compensated Employees shall be determined in accordance with Section 414(q), as amended by the Small Business Jobs Protection Act of 1996, for all Plan Years beginning after December 31, 1996.

         2.20 HOUR OF SERVICE means each hour described in paragraphs (a), (b),
(c), (d) or (e) below, subject to paragraphs (f) below.

                (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Employer. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed.

                (b) Each hour for which an Employee is paid, or entitled to payment, by an Affiliated Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period of absence (whether or not such period occurs in a single computation period), unless the Employee's absence is not an Authorized Leave of Absence. Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference.

                (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliated Employer. The same Hours of Service shall not be credited under both paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c); and no more than 501 Hours of Service shall be credited under this paragraph
         (c) with respect to payments of back pay, to the extent that such pay is agreed to or awarded for a period of time described in paragraph (b) during which the Employee did not perform or would not have performed any duties. These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

                (d) Each hour during a paid, Authorized Leave of Absence or an Authorized Leave of Absence which is either a military leave or a leave authorized under the Family and Medical Leave Act (FAMLA). Such hours shall be credited at the rate of a customary full work week for an Employee.

                (e) Solely for purposes of determining whether a One-Year Break in Service has occurred, each hour which otherwise would have been credited to an Employee but for an absence from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or caring for a child for a period beginning immediately after its birth or placement. If the Plan Administrator cannot determine the hours which would normally have been credited during such an absence, the Employee shall be credited with eight Hours of Service for each day of absence. No more than 501 Hours of Service shall be credited under this paragraph by reason of any pregnancy or placement. Hours credited under this paragraph shall be treated as Hours of Service only in the Plan Year in which the absence from work begins if necessary to prevent the Participant's incurring a One-Year Break in Service in that period, or, if not, in the period immediately following that in which the absence begins. The Employee must timely furnish to the Employer information reasonably required to establish (i) that an absence from work is for a reason specified above, and (ii) the number of days for which the absence continued.

                (f) Hours of Service shall be determined on the basis of actual hours for which an Employee is paid or entitled to payment. Notwithstanding any other provision of the Plan to the contrary, an Employer that does not maintain records that accurately reflect actual hours of service may elect to credit Hours of Service to its Employees in accordance with one of the following equivalencies:

                       (i) If the Employer maintains its records on the basis of
                days worked, an employee shall be credited with 10 Hours of Service for each day on which he performs an Hour of Service.

                      (ii) If the Employer maintains its records on the basis of weeks worked, an employee shall be credited with 45 Hours of Service for each week in which he performs an Hour of Service.

                     (iii) If the Employer maintains its records on the basis of semi-monthly payroll periods, an employee shall be credited with 95 Hours of Service for each semi-monthly payroll period in which he performs an Hour of Service.

                      (iv) If the Employer maintains its records on the basis of months worked, an employee shall be credited with 190 Hours of Service for each month in which he performs an Hour of Service.

         2.21 INVESTMENT COMPANY means an open-end registered investment company for which the Trustee, or its affiliate acts as principal underwriter, or for which the Trustee or its affiliate serves as an investment adviser.

         2.22 INVESTMENT COMPANY SHARES means shares issued by an Investment Company.

         2.23 INVESTMENT FUNDS means any of the investment funds specified by the Plan Administrator in accordance with the terms of the Trust, from the group of those products sponsored, underwritten or managed by the Trustee as shall be made available by the Trustee under the Plan, a fund all of the assets of which are invested in Duriron Stock and such other funds as shall be accepted in writing by the Trustee for availability under the Plan.

         2.24 LEASED EMPLOYEE means any person who performs services for the Employer or an Affiliated Employer (the "recipient") (other than an Employee of the recipient) pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are of a type historically performed, in the business field of the recipient, by employees.

                Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Employer for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 410, 411, 415, and 416 of the Code;
provided, however, that no leased employee shall be eligible to participate in the Plan or accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan.

                An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation, (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.

         2.25 NON-HIGHLY COMPENSATED EMPLOYEE means an Employee who is not a Highly Compensated Employee.

         2.26 NORMAL RETIREMENT AGE means the date on which the Participant attains age 65.

         2.27 ONE-YEAR BREAK IN SERVICE means a Plan Year during which an individual is not credited with more than 500 Hours of Service.

         2.28 PARTICIPANT means each Employee who has satisfied the requirements in Article III for participation.

         2.29 PARTICIPANT AFTER-TAX CONTRIBUTIONS means nondeductible contributions by a Participant in accordance with Section 4.3.

         2.30 PLAN means the Charles C. Hall Profit-Sharing Retirement Plan, as it may be amended from time to time.

         2.31 PLAN ADMINISTRATOR means the Employer or its appointee pursuant to
Section 13.1.

         2.32 PLAN YEAR and LIMITATION YEAR (for purposes of Article VI) mean the calendar year.

         2.33 QUALIFIED NONELECTIVE CONTRIBUTION means a contribution made by the Employer, that: (i) a Participant may not elect to receive in cash until it is distributed from the Plan upon his retirement, death, disability or other termination of employment and (ii) is fully vested at all times.

         2.34 QUALIFIED PARTICIPANT means a Participant who:

                (a) is credited with at least 1,000 Hours of Service during the Plan Year and is an Employee on the first and last working day of the Plan Year; or

                (b) terminates employment with the Employer during the Plan Year after attaining Early Retirement Age, Normal Retirement Age, because of his death or because he became Disabled.

         2.35 RECORDKEEPER means the person or entity designated by the Employer to perform the duties described in Section 13.3, and any successor thereto.

         2.36 TRUST and TRUST FUND mean the trust fund established under the separate agreement of Trust signed by Durametallic and the Trustee, the terms of which are incorporated herein by reference.

         2.37 TRUSTEE means the entity or entities (and any successor thereto) designated in the agreement of Trust signed by the Trustee and Durametallic.

         2.38 VALUATION DATE means each day of the Plan Year except for Saturdays, Sundays and bank holidays.

         2.39 YEAR OF VESTING SERVICE means a Plan Year in which an Employee is credited with at least 1,000 Hours of Service. The following rules apply in determining the Years of Vesting

Service of a Participant who incurs one or more consecutive One-Year Breaks in Service and then returns to employment with the Employer or an Affiliated
Employer:

                (a) If the Participant incurred fewer than five consecutive One-Year Breaks in Service, then all of his Years of Vesting Service will be taken into account in determining the vested portion of his Account, as soon as he has completed one Year of Vesting Service following his return to employment.

                (b) If the Participant incurred five or more consecutive One-Year Breaks in Service, then:

                     (1) No Year of Vesting Service completed after his return
                to employment will be taken into account in determining the vested portion of his Account as of any time before he incurred the first One-Year Break in Service; and

                     (2) Years of Vesting Service completed before he incurred
                the first One-Year Break in Service will not be taken into account in determining the vested portion of his Account as of any time after his return to employment (i) unless some portion of his Account attributable to Discretionary Employer Contributions and ESOP Rollover Contributions had become vested before he incurred the first One-Year Break in Service, and (ii) until he has completed one Year of Vesting Service following this return to employment.

ARTICLE III:  PARTICIPATION

         3.1    INITIAL PARTICIPATION.

                (a) Each Employee who is already a Participant in the Plan as of October 1, 1996 will continue to be a Participant in the Plan.

                (b) Each other Employee shall become a Participant in the Plan for purposes of making Elective Deferral Contributions and Participant After-Tax Contributions as of the first day of the payroll period coinciding with or next following his completion of 90 days of employment with the Employer or Affiliated Employers.

         In addition, each Employee who is not already a Participant pursuant to
         Section 3.1(a) shall become a Participant in the Plan for purposes other than making Elective Deferral Contributions and Participant After-Tax Contributions as of the first December 31 or June 30 coinciding with or following his completion of one "year of eligibility service". An Employee will be credited with a "year of eligibility service" if, during the 12-consecutive-calendar-month period beginning on the date the Employee first performs an Hour of Service or any anniversary thereafter, he is credited with at least 1,000 Hours of Service.

                (c) Each Employee who is transferred from an Affiliated Employer to the Employer shall become a Participant on the date he is transferred to the Employer or, if later, the date he otherwise satisfies the requirement of subsection (b), above.

Any individual who is a nonresident alien receiving no earned income from the Employer or an Affiliated Employer which constitutes income from sources within the United States, or is included in a unit of Employees covered by a collective bargaining agreement between the Employer and

Employee representatives if retirement benefits were the subject of good faith bargaining shall not participate in the Plan.

         3.2 RESUMED PARTICIPATION. A former Employee (other than an Employee who is transferred to the Employer from an Affiliated Employer) who was a Participant in the Plan is reemployed by the Employer or an Affiliated Employer shall again participate in the Plan for purposes of making Elective Deferral Contributions and Participant After-Tax Contributions as of the first day of the month coinciding with or next following his reemployment.

A former Employee (other than an Employee who is transferred to the Employer from an Affiliated Employer) who was a Participant in the Plan is reemployed by the Employer or an Affiliated Employer shall again participate in the Plan as of the first December 31 or June 30 coinciding with or next following his reemployment.

         3.3 EMPLOYEE ROLLOVER CONTRIBUTIONS. If permitted by the Plan Administrator, a Participant may contribute at any time cash representing qualified rollover amounts under Sections 402 or 408 of the Code.
Amounts so contributed shall be credited to the Employee's Account.

ARTICLE IV:  CONTRIBUTIONS

         4.1 ESTABLISHMENT OF ACCOUNT. The Plan Administrator will establish and maintain (or cause to be established and maintained) for each Participant an individual Account adequate to disclose his interest in the Trust Fund. Each of the following components of the Account will be accounted for separately:

                (a) Discretionary Employer Contributions allocated for the benefit of the Participant and income, expenses, gains and losses incurred thereon;

                (b) Elective Deferral Contributions allocated for the benefit of the Participant and income, expenses, gains and losses incurred thereon;

                (c) Employee Rollover Contributions allocated for the benefit of the Participant and income, expenses, gains and losses incurred thereon;

                (d) Qualified Nonelective Contributions allocated for the benefit of the Participant and income, expenses, gains and losses incurred thereon; and

                (e) ESOP Rollover Contributions allocated for the benefit of the Participant and income, expenses, gains and losses incurred thereon.

The maintenance of each Participant's Account shall be only for recordkeeping purposes, and the assets of separate accounts shall not be required to be segregated for purposes of investment.

         4.2 ELECTIVE DEFERRAL CONTRIBUTIONS. Each Participant may make Elective Deferral Contributions to the Plan in an amount not greater than 10 percent of his Compensation (in whole percentages) by completing and returning to the Plan Administrator a written election form which provides that the Participant's Compensation will be reduced by the amount indicated in the written election form and that the Employer will contribute that amount to the Trust on behalf of the Participant.

         4.3 PARTICIPANT AFTER-TAX CONTRIBUTIONS. Each Participant may make Participant After-Tax Contributions to the Plan in an amount not greater than a percentage of the Participant's Compensation for that pay period determined by reducing 10 percent by the percentage thereof contributed on his behalf pursuant to Section 4.2 by completing and returning to the Plan Administrator a written election form which provides that the Participant's Compensation will be reduced by the amount indicated in the written election form, and that the Employer will contribute that amount to the Trust on behalf of the Participant.

         4.4 RULES RELATING TO ELECTIVE DEFERRAL CONTRIBUTIONS AND PARTICIPANT AFTER-TAX CONTRIBUTIONS. The following rules apply to Elective Deferral Contributions and Participant After-Tax Contributions:

                (a) The participant's written election form will apply to any amount or percentage of the Compensation payable to a Participant in each regular payroll period of the Employer.

                (b) In accordance with such reasonable rules as the Plan Administrator shall specify, the written election form of a Participant will become effective as soon as is administratively feasible after the election form is returned to the Plan Administrator, and will remain effective until it is modified or terminated. No written election may become effective retroactively.

                (c) A Participant may elect to have his Employer suspend making Elective Deferral Contributions or Participant After-Tax Contributions on his behalf as of the first day of the pay period next following the pay period during which his election is made. If he has previously elected to have such contributions suspended, a Participant may elect to have them resumed as of the first day of the pay period of any subsequent calendar quarter.

                (d) A Participant may elect to have his Employer prospectively change the rate of its Elective Deferral Contributions or Participant After-Tax Contributions on his behalf as of the first day of any pay period that is coincident with or next follows the first day of any calendar quarter.

                (e) Each Participant's Elective Deferral Contributions and Participant After-Tax Contributions will be deposited in the Trust as soon as practicable following the date on which such contributions reasonably may be segregated from the general assets of the Employer, but in no event later than the 15th business day of the month following the month in which the Participant would have received such amounts as compensation, but for the Participant's written election to have such amounts contributed to the Plan on his behalf.

         4.5 DISCRETIONARY EMPLOYER CONTRIBUTIONS. Each Employer will contribute for each Plan Year the amount, if any, determined by the Board of Directors of the Employer on behalf of its Qualified Participants not to exceed the amount deductible under Section 404 of the Code. As of the last day of each Plan Year, the Employer's Discretionary Contribution for the Plan Year shall be allocated among the Accounts of Qualified Participants in proportion to their Compensation.

         4.6 QUALIFIED NONELECTIVE CONTRIBUTIONS. Each Employer may contribute for each Plan Year Qualified Nonelective Contributions in an amount determined by the Board of Directors of the Employer on behalf of its Participants. The Employer's Qualified Nonelective Contribution, if any, for the Plan Year shall be allocated among the Accounts of Participants in proportion to their Compensation.

         4.7 ELECTION TO MAKE SINGLE SUM PARTICIPANT AFTER-TAX CONTRIBUTION. A Participant also shall be permitted to make a single sum Participant After-Tax Contribution once each Plan Year directly to the Plan in such manner as determined by the Plan Administrator, provided that the total Participant After-Tax Contributions made pursuant to Sections 4.3 and 4.7 for the Plan Year does not exceed the limitation set forth in Section 4.3.

ARTICLE V:  SPECIAL RULES FOR CODA

         5.1 ANNUAL LIMIT ON ELECTIVE DEFERRAL CONTRIBUTIONS. A Participant's Elective Deferral Contributions during the calendar year shall not exceed the dollar limit contained in Section 402(g) of the Code in effect at the beginning of the calendar year.

         5.2 DISTRIBUTION OF EXCESS ELECTIVE DEFERRAL CONTRIBUTIONS. "Excess Elective Deferral Contributions" means Elective Deferral Contributions, elective deferral contributions made to any other profit sharing plan intended to be tax qualified under Section 401(a) of the Code and intended to contain a CODA or elective deferral contributions made to plans described in either Section 403(b), 457 or 408(k) of the Code that are includible in a Participant's gross income under Section 402(g) of the Code, to the extent that the Participant's aggregate elective deferral contributions for a taxable year exceed the dollar limitation under that Code Section. A Participant may notify the Plan Administrator of any Excess Elective Deferral Contributions made during the calendar year which the Participant wishes to attribute to the Plan for such year on or before the following March 15 of the amount of the Excess Elective Deferral Contributions to be so designated.

                Excess Elective Deferral Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferral Contributions were attributed for the preceding year. Excess Elective Deferral Contributions shall be adjusted for any income or loss up to the date of distribution.

         5.3 SATISFACTION OF ADP AND ACP TESTS. In each Plan Year, the Plan must satisfy the ADP and ACP tests, described below. The Employer may cause the Plan to satisfy the ADP or ACP test or both tests for a Plan Year by any of the following methods or by any combination of them:

                (a) By the distribution of Excess Contributions or the distribution of Excess Aggregate Contributions, or both;

                (b) By recharacterization of Excess Contributions; or

                (c) By making Qualified Nonelective Contributions.

         5.4 ACTUAL DEFERRAL PERCENTAGE TEST LIMIT. The Actual Deferral Percentage (hereinafter "ADP") for Participants who are Highly Compensated Employees for each Plan Year must satisfy one of the following tests:

                (a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                (b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

         The test shall be performed pursuant to Section 401(k)(3) of the Code and the regulations thereunder.

         5.5 DISTRIBUTION OF EXCESS CONTRIBUTIONS. Excess Contributions mean, with respect to any Plan Year, the excess of (a) the aggregate amount of Elective Deferral Contributions actually taken into account in computing the ADP of Highly Compensated Employees for the Plan Year, over (b) the maximum amount of Elective Deferral Contributions permitted by the ADP test, determined by reducing contributions made on behalf of Highly Compensated Employees in order of their ADPs, beginning with the highest of such percentages.

                Notwithstanding any other provision of the Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts Excess Contributions were allocated for the preceding Plan Year; provided, however, where the Employer has decided to recharacterize Excess Contributions, distribution shall be made to the extent that Excess Contributions are not so recharacterized. If such excess amounts are corrected (either by distribution or recharacterization) more than two and one-half months after the last day of the Plan Year in which the excess amounts arose, an excise tax equal to 10 percent of the excess amounts will be imposed on the Employer maintaining the Plan. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of them. For Plan Years beginning before January 1, 1997, Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations under that Section. Excess Contributions (including any amounts recharacterized) shall be treated as Annual Additions under the Plan.

                Excess Contributions shall be adjusted for any income or loss up to the date of distribution. The determination of the amount of Excess Contributions shall be made after application of Section 5.2, if applicable.

         5.6 RECHARACTERIZATION OF EXCESS CONTRIBUTIONS. The Employer may treat the Excess Contributions of a Participant as Participant After-Tax Contributions. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferral Contributions. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which the Excess Contributions arose, and is deemed to occur no earlier than the date the last Participant is informed in writing by the Plan Administrator of the amount recharacterized and the consequences thereof.

         5.7 AVERAGE CONTRIBUTION PERCENTAGE TEST LIMIT. The Average Contribution Percentage (hereinafter "ACP") for Participants who are Highly Compensated Employees for each Plan Year must satisfy one of the following tests:

                (a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                (b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than 2 percentage points.

The test shall be performed in accordance with Section 401(m)(2) of the Code and the regulations thereunder.

         5.8 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Excess Aggregate Contributions means, with respect to any Plan Year, the excess of: (a) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage and actually made on behalf of Highly Compensated Employees for the Plan Year, over (b) the maximum Contribution Percentage Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages, beginning with the highest of such percentages). Notwithstanding any other provision of the Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate contributions were allocated for the preceding Plan Year. For Plan Years beginning before January 1, 1997, Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Section 414(q)(6) of the Code in the manner prescribed by the regulations. If excess amounts attributable to Excess Aggregate Contributions are distributed more than two and one-half months after the last day of the Plan Year in which such excess amounts arose, an excise tax equal to 10 percent of the excess amounts will be imposed on the Employer maintaining the Plan. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

         Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. Excess Aggregate Contributions shall be forfeited if forfeitable, or distributed on a pro-rata basis from the Participant's Account attributable to Participant After-Tax Contributions and, if applicable, the Participant's Qualified Nonelective Contributions.

         5.9 MULTIPLE USE LIMITATION. Notwithstanding any other provision of the Plan to the contrary, the following multiple use limitation as required under
Section 401(m) of the Code shall apply: the sum of the average ADP for Participants who are Highly Compensated Employees and the ACP for Participants who are Highly Compensated Employees may not exceed the aggregate limit, as defined in the applicable IRS regulations. In the event that, after satisfaction of Section 5.4 and Section 5.7, it is determined that contributions under the Plan fail to satisfy the multiple use limitation contained herein, the multiple use limitation shall be satisfied by further reducing the ACP of Participants who are Highly Compensated Employees (beginning with the highest such percentage) to the extent necessary to eliminate the excess, with such further reductions to be treated as Excess Aggregate Contributions and disposed of as provided in Section 5.8, or in an alternative manner, consistently applied, that may be permitted by regulations issued under Section 401(m) of the Code.

ARTICLE VI:  LIMITATIONS ON ALLOCATIONS.

         6.1 GENERAL RULE. Notwithstanding any other provision of the Plan to the contrary, the "annual addition" (as defined below) with respect to a Participant for a Limitation Year (calendar year) shall in no event exceed the lesser of (i) the greater of $30,000 or 25 percent of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code in effect for the calendar year or (ii) 25 percent of the Participant's compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder, for the calendar year. If the annual addition to the Account of a Participant in any calendar year would otherwise exceed the amount that may be applied for his benefit under the limitation contained in this Section, the limitation shall be satisfied by reducing contributions made on behalf of the Participant to the extent necessary in the following order:

                (a) Participant After-Tax Contributions made on the Participant's behalf for the calendar year, if any, shall be reduced.

                (b) Elective Deferral Contributions made on the Participant's behalf for the calendar year, if any, shall be reduced.

                (c) Discretionary Employer Contributions and forfeitures otherwise allocable to the Participant's Account for the calendar year shall be reduced.

         The amount of any reduction of Participant After-Tax Contributions and Elective Deferral Contributions (plus any income attributable thereto) shall be returned to the Participant. The amount of any reduction of Discretionary Employer Contributions shall be deemed a forfeiture for the calendar year. Amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account established for the calendar year and shall be applied against the Employer's contribution obligation for the next following calendar year (and succeeding calendar years, as necessary). If a suspense account is in existence at any time during a calendar year, all amounts in the suspense account must be allocated to Participants' Accounts (subject to the limitations contained herein) before any further Discretionary Employer Contributions may be made to the Plan on behalf of Participants. No suspense account established hereunder shall share in any increase or decrease in the net worth of the Trust. For purposes of this Article, excesses shall result only from the allocation of forfeitures, a reasonable error in estimating a Participant's annual Compensation, a reasonable error in determining the amount of Elective Deferral Contributions that may be made with respect to any Participant under the limits of Section 415 of the Code, or other limited facts and circumstances that justify the availability of the provisions set forth above.

         6.2 COVERAGE UNDER OTHER QUALIFIED DEFINED CONTRIBUTION PLAN. If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or an Affiliated Company concurrently with the Plan, and if the annual addition for the calendar year would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in Section 6.1, such excess shall be reduced first by returning the participant after-tax contributions made by the Participant for the calendar year under all of the defined contribution plans other than the Plan and the income attributable thereto to the extent necessary on a pro rata basis among all of such plans. If the limitation contained in
Section 6.1 is still not satisfied after returning all of the participant after-tax contributions made by the Participant under all such other plans, the procedure set forth in Section 6.1 shall be invoked to eliminate any such excess. If the limitation contained in Section 6.1 is still not satisfied after invocation of the procedure set forth in Section 6.1, the portion of the Discretionary Employer Contributions and of forfeitures for the calendar year under all such other plans that has been allocated to the Participant thereunder, but which exceeds the limitation set forth in Section 6.1, shall be deemed a forfeiture for the calendar year and shall be disposed of as provided in such other plans; provided, however, that the amount of the Discretionary Employer Contributions and forfeitures that is a deemed forfeiture under this Section shall be effected on a pro rata basis among all of such plans unless the Participant is covered by a money purchase pension plan, in which event the forfeiture shall be effected first under any other defined contribution plan that is not a money purchase pension plan and, if the limitation is still not satisfied, then under such money purchase pension plan.

         6.3 COVERAGE UNDER QUALIFIED DEFINED BENEFIT PLAN. If a Participant in the Plan is also covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or an Affiliated Employer, in no event shall the sum of the defined benefit plan fraction (as defined in Section 415(e)(2) of the Code) and the defined contribution plan fraction (as defined in
Section 415(e)(3) of the Code) exceed 1.0 in any calendar year. In the event the special limitation contained in this Section is exceeded, contributions and forfeitures allocated to the Participant under the Plan and any other defined contribution plan maintained by the Employer or an Affiliated Employer shall be disposed of in the order and manner specified in
Section 6.2 to the extent necessary to meet such limitation.

         6.4 ANNUAL ADDITIONS. The "annual addition" with respect to a Participant for a calendar year means the sum of the Elective Deferral Contributions (including Qualified Nonelective Contributions), Discretionary Employer Contributions and forfeitures allocated to his Account for the calendar year (including any excess contributions that are distributed pursuant to this Article), employer contributions, participant after-tax contributions, and forfeitures allocated to his accounts for the calendar year under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or an Affiliated Employer concurrently with the Plan, and amounts described in Sections 415(l)(2) and 419A(d)(2) of the Code allocated to his account for the calendar year.


ARTICLE VII:  ELIGIBILITY FOR DISTRIBUTION OF BENEFITS.

         7.1 RETIREMENT AND DISABILITY. The amount credited to a Participant's Account will be distributed to him in accordance with Article IX as soon as practicable following his termination of employment with the Employer and Affiliated Employers after he has attained Early Retirement Age, Normal Retirement Age or become Disabled.

         7.2 DEATH. If a Participant dies before the distribution of his Account has been completed, his Beneficiary will be entitled to distribution of benefits in accordance with Article IX.

                A Participant may designate a Beneficiary by completing and returning to the Plan Administrator a form provided for this purpose. The form most recently completed and returned to the Plan Administrator before the Participant's death shall supersede any earlier form. If a Participant has not designated any Beneficiary before his death, or if no Beneficiary so designated survives the Participant, his Beneficiary shall be his surviving spouse, or if there is no surviving spouse, his estate. A married Participant may designate a Beneficiary other than his spouse only if his spouse consents in writing to the designation, and the spouse's consent acknowledges the effect of the consent and is witnessed by a notary public or a representative of the Plan. The beneficiary or beneficiaries named in the designation to which the spouse has so consented may not be changed without further written spousal consent unless the terms of the spouses's original written consent expressly permit such a change, and acknowledge that the spouse voluntarily relinquishes the right to limit the consent to a specific beneficiary. If it is established to the satisfaction of the Plan Administrator that the Participant has no spouse or that the spouse cannot be located, the requirement of spousal consent shall not apply. Any spousal consent, or establishment that spousal consent cannot be obtained, shall apply only to the particular spouse involved.

         7.3 OTHER TERMINATION OF EMPLOYMENT. A Participant whose employment terminates for any reason other than his retirement, disability or death will be entitled to distribution, in accordance with Article IX of benefits equal to the amount of the vested balance of his Account as determined under Article VIII.

ARTICLE VIII:  VESTING

         8.1 VESTED BALANCE. That portion of a Participant's Account attributable to After-Tax Contributions, Elective Deferral Contributions, Qualified Nonelective Contributions and Employee Rollover Contributions shall be fully vested at all times.

                A Participant's vested interest in that portion of his Account attributable to Discretionary Employer Contributions and ESOP Rollover Contributions shall be determined in accordance with the following schedule:

                    Years of Vesting Service       Vested Interest
                    ------------------------       ---------------
                       Less than 3                         0%
                       3 but less than 4                  20%
                       4 but less than 5                  40%
                       5 but less than 6                  60%
                       6 but less than 7                  80%
                       7 or more                         100%

                Notwithstanding the foregoing, a Participant's interest in that portion of his Account attributable to Discretionary Employer Contributions and ESOP Rollover Contributions shall be fully vested upon the Participant's attainment of Normal Retirement Age or, if earlier, his death or the date he becomes Disabled while an employee of the Employer or an Affiliated Employer.

                For so long as a former Employee does not receive a distribution (or a deemed distribution) of the vested portion of his Account, the undistributed portion shall be held in a separate account which shall be invested as provided in the Trust and shall share in earnings and losses of the Trust Fund in the same manner as the Accounts of active Participants.

         8.2 FORFEITURES. The portion of a former Employee's Account that has not become vested under Section 8.1 shall be forfeited in accordance with the following rules.

                If all of the vested portion of a Participant's Account attributable to Discretionary Employer Contributions and ESOP Rollover Contributions is distributed in accordance with Article IX before the Participant incurs five consecutive One-Year Breaks in Service, the nonvested portion of his Account shall become a forfeiture in the Plan Year in which the distribution occurs. For purposes of this Section, if the value of the vested portion of the Participant's Account attributable to Discretionary Employer Contributions and ESOP Rollover Contributions is zero, he shall be deemed to have received a distribution of the entire vested balance of his Account on the day his employment terminates.

                If a Participant who receives a distribution pursuant to the immediately preceding paragraph returns to employment with the Employer or an Affiliated Employer, the portion of the Participant's Account attributable to Discretionary Employer Contributions and ESOP Rollover Contributions which was forfeited will be restored to the amount of such balance on the date of distribution, if he repays to the Plan the full amount of the distribution, before the earlier of (a) the fifth anniversary of his return to employment or
(b) the date he incurs five consecutive One-Year Breaks in Service following the date of distribution. If any Employee is deemed to receive a distribution pursuant to this Section, and he resumes employment covered under this Plan before the date he incurs five consecutive One-Year Breaks in Service, upon his reemployment, the portion of the Participant's Account attributable to Discretionary Employer Contributions and ESOP Rollover Contributions which was forfeited will be restored to the amount on the date of such deemed distribution. Such restoration will be made, first, from the amount of any forfeitures available for reallocation as of the last day of the Plan Year in which repayment is made, to the extent thereof;

and to the extent that forfeitures are not available or are insufficient to restore the balance, from Discretionary Employer Contributions (as provided in Section 4.5) for the Plan Year.

                If no distribution (or deemed distribution) is made to a Participant before he incurs five consecutive One-Year Breaks in Service, the nonvested portion of his Account shall become a forfeiture in the Plan Year that constitutes his fifth consecutive One-Year Break in Service.

                Forfeitures shall be allocated, first, to restore any Accounts that are required to be restored under this Section and, second, shall be allocated in the same manner as Discretionary Employer Contributions are allocated no later than the end of the Plan Year in which it becomes a forfeiture.

         8.3 VESTING ELECTION. If the Plan is amended to change any vesting schedule, or is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, or is deemed amended by an automatic change to a top-heavy vesting schedule pursuant to Article XII, each Participant who is credited with at least three Years of Vesting Service may elect, within a reasonable period after the adoption of the amendment or change, in a writing filed with the Employer, to have his vested percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted, or deemed to be made, and shall end on the latest of (a) 60 days after the amendment is adopted; (b) 60 days after the amendment becomes effective; or (c) 60 days after the Participant is issued written notice of the amendment by the Employer.


ARTICLE IX:  PAYMENT OF BENEFITS

         9.1 TIMING OF DISTRIBUTIONS. The vested Account of a Participant or Beneficiary who is entitled to a distribution in accordance with Article VII will be distributed as soon as practicable (in no event more than 60 days) following his retirement, disability, death or termination of employment except, in the case of a Participant who has not yet attained Normal Retirement Age, whose vested account exceeds (or has ever exceeded) $3,500 and who has not consented in writing to the distribution, such Participant's vested Account will be distributed as soon as practicable following the earliest of the date of (a) his written consent to the distribution, (b) his death or (c) his attainment of Normal Retirement Age. Such written consent must be made at least 30 days before (unless waived by the Participant in writing), and within 90 days of, the date on which the Participant's Account is paid.

If the vested Account of a Participant or Beneficiary does not exceed (and have never exceeded) $3,500, such vested Account will be distributed as soon as practicable (in no event more than 60 days) following his retirement, disability, death or termination of employment.

         9.2 FORM OF DISTRIBUTION. Each Participant will receive distribution of his vested Account in a lump sum, cash payment. Notwithstanding the foregoing, if a portion of the Participant's vested Account is invested in Duriron Stock, the Participant or Beneficiary may elect to receive the portion of the vested Account invested in Duriron Stock in cash or shares of Duriron Stock.

         9.3 DISTRIBUTION PROCEDURE. The Trustee shall make or commence distributions to or for the benefit of Participants only on direction from the Plan Administrator. The amount to be distributed shall be the Participant's vested Account, determined as of a Valuation Date which is within a reasonable time following the Trustee's receipt of direction to distribute. The Trustee shall be fully protected in acting upon the directions of the Plan Administrator in making distributions, and shall have no duty to determine the rights or benefits of any person under the Plan or to inquire into the right or power of the Plan Administrator to direct any such distribution.

         9.4 LOST DISTRIBUTEE. In the event that the Plan Administrator is unable with reasonable effort to locate a person entitled to distribution under the Plan, the Account distributable to such a person shall become a forfeiture at the end of the third Plan Year after the Plan Administrator's efforts to locate such person began; provided, however, that the amount of the forfeiture shall be restored in the event that such person thereafter submits a claim for benefits under the Plan. Such restoration will be made, first, from the amount of forfeitures during the Plan Year in which the claim is made, to the extent thereof; and to the extent that forfeitures are not available or are insufficient to restore the balance, from contributions made by the Employer.

ARTICLE X:  MINIMUM DISTRIBUTION REQUIREMENTS/DIRECT ROLLOVERS

         10.1 GENERAL RULE. The Account of a Participant must be distributed, or begin to be distributed, no later than the first day of April of the calendar year following the calendar year in which the Participant attains age 70 1/2. Such distributions shall be made over a period certain not extending beyond the joint life expectancies of the Participant and his designated Beneficiary.

                Notwithstanding the preceding paragraph, effective for distributions made after December 31, 1996, the Account of a Participant who is not a 5% owner (as defined in Section 416(i) of the Code) is not required to be distributed, or begin to be distributed, until the later of the first day of April of the calendar year following the calendar year in which the Participant actually retires or, if later, the calendar year in which the Participant attains age 70 1/2.

                All distributions required under this Article X shall be determined and made in accordance with the Income Tax Regulations issued under
Section 401(a)(9) of the Code (including proposed regulations, until the adoption of final regulations), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the proposed regulations.

         10.2 DEATH DISTRIBUTION PROVISIONS. If the Participant dies after distribution of his interest has begun, the remaining portion of his interest will continue to be distributed at least as rapidly as under the method of distribution being used before the Participant's death.

                If the Participant dies before distribution of his interest begins, distribution of his entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death, except to the extent that an election is made to receive distributions in accordance with (a) or (b) below:

                (a) If any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the Designated Beneficiary's life, or over a period certain not greater than the Life Expectancy of the Designated Beneficiary, commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died; or

                (b) If the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with
         (1) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                If the Participant has not made an election pursuant to this Section by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (a) December 31 of the calendar year in which distributions would be required to begin under this Section, or (b) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                Distributions required to commence under this Section shall be made in accordance with Section 401(a)(9) of the Code and regulations issued thereunder, including the minimum distribution incidental benefit requirements.

         10.3 DIRECT ROLLOVERS. Notwithstanding any other provision of the Plan, any distributee (as defined below) under the Plan may elect, at such time and in such manner as the Plan Administrator shall provide, to have any amount that is otherwise payable to him under the Plan and that constitutes an "Eligible Rollover Distribution" paid in a "Direct Rollover" to an "Eligible Retirement Plan" (each as defined below) specified by the Distributee. The term "Eligible Rollover Distribution" means any payment of a Participant's Account except a payment that is not includible in the payee's gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) or is required to be made under the provisions of section 401(a)(9) of the Code. For purposes of this subsection, the term "Distributee" means a Participant, his surviving Spouse and his Spouse or former spouse if an alternate payee. The term "Direct Rollover" means, with respect to any Distributee, a payment by the Trustee to the Eligible Retirement Plan specified by the payee. The term "Eligible Retirement Plan" means an individual retirement account, an individual retirement annuity, an annuity plan or a qualified trust (as described in sections 408(a), 408(b), 403(a) and 401(a) of the Code, respectively), that accepts a Distributee's Eligible Rollover Distribution; provided, however, that, in the case of a surviving Spouse, the term Eligible Retirement Plan includes only an individual retirement account or an individual retirement annuity.


ARTICLE XI:  WITHDRAWALS, LOANS AND DOMESTIC RELATIONS ORDERS

         11.1 IN-SERVICE WITHDRAWALS. A Participant may elect to withdraw, in the following order of priority, any portion (in increments of $100) of:

                (a) his Account attributable to Participant After-Tax Contributions, if any, but only once during any calendar quarter;

                (b) his Account attributable to Elective Deferral Contributions and Employee Rollover Contributions, but only once during any Plan Year and only if he has attained at least age 59 1/2 years.

                If a Participant's Account is invested in more than one Investment Fund, any distribution elected by him pursuant to this subsection shall be made, pro rata, from such Investment Funds in accordance with his interests under the Investment Funds. Notwithstanding the foregoing provisions of this subsection, any withdrawal pursuant to this subsection by a Participant who is entitled to a distribution of his Account as described in Article VII must be in an amount equal to the total balances of his Account. Once an amount is withdrawn from the Plan pursuant to this Section 11.1, the amount may not be repaid to the Plan.

         11.2 FINANCIAL HARDSHIP DISTRIBUTIONS. Subject to a suspension of his right to make any contribution under the Plan for a period of 12 months, a Participant who has not attained age 59 1/2 years may, once during any Plan Year, by filing a written election with the Plan Administrator evidencing "Financial Hardship" (as defined below in this subsection), elect to withdraw from that portion of his Account attributable to Elective Deferral Contributions and Employee Rollover Contributions an amount equal to the lesser of:

                (a) the amount necessary to alleviate his Financial Hardship (plus an amount equal to the estimated tax liability resulting from the distribution); or

                (b) the balance of his Account attributable to Elective Deferral Contributions, (excluding earnings credited thereto after December 31, 1988) and Employee Rollover Contributions;

Financial hardship distributions shall be permitted only on account of the following financial needs:

                (a) Medical expenses (within the meaning of Section 213(d) of the Code) of the Participant, his spouse and dependents, which are deductible for purposes of federal income tax;

                (b) Purchase of the principal residence of the Participant (excluding regular mortgage payments);

                (c) Payment of tuition for the upcoming quarter, semester or year of post-secondary education for the Participant, his spouse, children or dependents; or

                (d) Payments necessary to prevent the Participant's eviction from, or the foreclosure of a mortgage on, his principal residence.

A financial hardship distribution will be made to a Participant only upon satisfaction of the following conditions:

                (a) The Participant has obtained all nontaxable loans and all distributions other than hardship distributions available to him from all plans maintained by the Affiliated Employers;

                (b) The hardship distribution does not exceed the amount of the Participant's financial need;

                (c) All plans maintained by the Affiliated Employers provide that the Participant's Elective Deferral Contributions and Participant After-Tax Contributions will be suspended for a period of 12 months following his receipt of a hardship distribution; and

                (d) All plans maintained by the Affiliated Employers provide that the amount of Elective Deferral Contributions that the Participant may make in his taxable year immediately following the year of a hardship distribution will not exceed the applicable limit under
         Section 402(g) of the Code for the taxable year, reduced by the amount of Elective Deferral Contributions made by the Participant in the taxable year of the hardship distribution.

If, after taking all withdrawals permitted under Section 11.1 and this Section 11.2, above, (if any), no portion of the Participant's Account is attributable to Participant After-Tax Contributions, Elective Deferral Contributions and Employee Rollover Contributions, the Participant may, once during any

Plan Year, by filing a written election with the Plan Administrator evidencing "Financial Hardship" (as defined above in this subsection), elect to withdraw from that portion of his Account attributable to vested Discretionary Employer Contributions an amount equal to the lesser of:

                (a) the amount necessary to alleviate his Financial Hardship (plus an amount equal to the estimated tax liability resulting from the distribution); or

                (b) 50% of the balance of his Account attributable to Discretionary Employer Contributions.

         11.3 PARTICIPANT LOANS. The Plan Administrator may direct the Trustee to make a loan (in an amount that is not less than $1,000) to a Participant from the vested portion of his Account, subject to the following terms and conditions:

                (a) The Plan Administrator shall administer the loan program subject to the terms and conditions of this Section and to such reasonable additional rules and regulations as the Plan Administrator may establish for the orderly operation of the program.

                (b) A Participant's request for a loan shall be submitted to the Plan Administrator by means of a written application on a form approved by the Plan Administrator. Applications shall be approved or denied by the Plan Administrator on the basis of its assessment of the borrower's ability to collateralize and repay the loan, as revealed in the loan application.

                (c) Loans shall be made to all Participants on a reasonably equivalent basis. Each Participant may have only one outstanding loan at any one time. Loans shall not be made available to Highly Compensated Employees in amounts greater than the amounts made available to other Participants (relative to the borrower's Account balance).

                (d) Loans must be adequately secured by assignment of 50 percent (50%) of the Participant's vested Account, evidenced by the Participant's collateral promissory note for the amount of the loan payable to the order of the Trustee.

                (e) Loans must bear a reasonable interest rate comparable to the rate charged by commercial lenders in the geographical area for similar loans. The interest rate charged on all loans made to Participants will be the prime rate, plus one percentage point unless the Plan Administrator finds such rate not to be reasonable. The Plan Administrator shall not discriminate among Participants in the matter of interest rates, but loans may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by conditions that would customarily be taken into account by a commercial lender in the Employer's geographical area.

                (f) The period for repayment for any loan shall not exceed five years. The terms of a loan shall require that it be repaid in level payments of principal and interest not less frequently than quarterly throughout the repayment period, except that alternative arrangements for repayment may apply in the event that the borrower is on unpaid leave of absence for a period not to exceed one year.

                (g) The portion of the Participant's Account used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account payable at the time of death or distribution, but only if the reduction is used as repayment of the loan.

                (h) In the event of default on a loan by a Participant who is an active Employee, foreclosure on the Participant's Account as security will not occur until the Employer has reported to the Trustee the occurrence of an event permitting distribution from the Plan.

                (i) No loan to any Participant or Beneficiary can be made to the extent that the amount of the loan would exceed the lesser of (a) $50,000 reduced by the highest outstanding loan balance during the one year period ending on the day before the loan is made or (b) one-half the value of the vested account balance of the Participant.

                (j) Loans shall be considered investments directed by a Participant. The amount loaned shall be charged solely against the Account of the Participant, and repaid amounts and interest shall be credited solely thereto.

                (k) Any cost directly associated with the making of a loan to a Participant pursuant to this Section 11.3 shall be charged directly to the Participant's Account.

         11.4 QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any other provision of the Plan, if the "qualified domestic relations order" applicable to an "alternate payee" (as defined in Code Section 414(p)) so provides, then within 90 days after the Plan Administrator informs the alternate payee of its determination of the order as satisfying the provisions of Code Section 414(p), the alternate payee may elect, by writing filed with the Plan Administrator, to have the portion of the Participant's Account otherwise payable to him under the Plan pursuant to the qualified domestic relations order distributed to him in a single sum payment as soon as practicable. The Plan Administrator shall determine whether a domestic relations order is qualified in accordance with written procedures adopted by the Plan Administrator.


ARTICLE XII:  TOP-HEAVY PLANS

         12.1 DEFINITIONS. For purposes of this Article, the following terms have the following meanings:

                (a) The "compensation" of an Employee means compensation as defined in Section 415 of the Code and regulations issued thereunder. In no event, however, shall the compensation of a Participant taken into account under the Plan for any Plan Year exceed $150,000 (subject to adjustment as provided in Section 401(a)(17)(B) and Section 415(d) of the Code; provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months. In determining the compensation, for purposes of applying the annual compensation limitation described above, of a Participant who is a five-percent owner or one of the ten Highly Compensated Employees receiving the greatest compensation for the Plan Year, the compensation of the Participant's spouse and of his lineal descendants who have not attained age 19 as of the close of the Plan Year shall be included as compensation of the Participant for the Plan Year. If as a result of applying the family aggregation rule described in the preceding sentence the annual compensation limitation would be exceeded, the limitation shall be prorated among the affected family members in proportion to each member's compensation as determined prior to application of the family aggregation rules.

                (b) The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the determination date with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

                (c) A "key employee" means any Employee or former Employee who is a key employee pursuant to the provisions of Section 416(i)(1) of the Code and any Beneficiary of such Employee or former Employee.

                (d) A "non-key employee" means any Employee who is not a key employee.

                (e) A "permissive aggregation group" means those plans included in each Employer's required aggregation group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                (f) A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or an Affiliated Employer consisting of each plan in which a key employee participates and each other plan that enables a plan in which a key employee participates to meet the requirements of Section 401(a)(4) or Section 410 of the Code, including any plan that terminated within the five-year period ending on the relevant determination date.

                (g) A "super top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph (i) of this Section with "90 percent" substituted for "60 percent" each place where "60 percent" appears in the definition.

                (h) A "super top-heavy plan" with respect to a particular Plan Year means a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (j) of this Section with "90 percent" substituted for "60 percent" each place where

         "60 percent" appears in the definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.

                (i) A "top-heavy group" with respect to a particular Plan Year means a required or permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

                (j) A "top-heavy plan" with respect to a particular Plan Year means (i), in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made in the five-year period ending on the determination date, (ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Section 411(b)(1)(C) of the Code and including the present value of any part of any accrued benefits distributed in the five-year period ending on the determination date, and (iii) any plan (including any simplified employee pension plan) included in a required aggregation group that is a top-heavy group. For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or an Affiliated Employer during the five-year period ending on the determination date shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top-heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a required or permissive aggregation group. A Participant's interest in the Plan attributable to any Employee Rollover Contributions, except Employee Rollover Contributions made from a plan maintained by an Employer or an Affiliated Employer, shall not be considered in determining whether the Plan is top-heavy. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group that is not a top-heavy group, such plan shall not be a top-heavy plan.

                (k) The "valuation date" with respect to any determination date means the most recent Valuation Date occurring within the 12-month period ending on the determination date.

         12.2 MINIMUM ALLOCATION. If the Plan is determined to be a top-heavy plan, the Discretionary Employer Contributions and forfeitures allocated to the Account of each non-key employee who is an Eligible Employee and who is employed by an Employer or an Affiliated Employer on the last day of such top-heavy Plan Year shall be no less than the lesser of (i) three percent of his compensation or (ii) the largest percentage of compensation that is allocated as an Discretionary Employer Contributions and/or Elective Deferral Contributions for such Plan Year to the Account of any key employee; except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Discretionary Employer Contributions and forfeitures to each such non-key employee shall be three percent of the compensation of such non-key employee. Any minimum allocation to a non-key employee required by this Section shall be made without regard to any social security contribution made on behalf of the non-key employee, his number of hours of service, his level of compensation, or whether he declined to make elective or mandatory contributions. Notwithstanding the minimum top-heavy allocation requirements of this Section, if the Plan is a top-heavy plan, each non-key employee who is an Eligible Employee and who is employed by an Employer or an Affiliated Employer on the last day of a top-heavy Plan Year and who is also covered under any other top-heavy plan or plans of an Employer will receive the top-heavy benefits provided under such other plan in lieu of the minimum top-heavy allocation under the Plan.

         12.3 MINIMUM VESTING SCHEDULES. For any Plan Year in which this Plan is Top-Heavy and any subsequent Plan Year, the following vesting schedule will automatically apply to the Plan in lieu of the vesting schedules in Section 8.1 of the Plan:

                    Years of Vesting Service                Vested Interest
                    ------------------------                ---------------
                       Less than 2                                  0%
                       2 but less than 4                           20%
                       3 but less than 5                           40%
                       4 but less than 6                           60%
                       5 but less than 7                           80%
                       6 or more                                  100%

                The above vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee contributions, including benefits accrued before the effective date of Section 416 of the Code and benefits accrued before the Plan became Top-Heavy. Further, no reduction in a Participant's nonforfeitable percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. However, the vested portion of the Account attributable to Discretionary Employer Contributions of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy will be determined without regard to this Section.

         12.4 ADJUSTMENT OF FRACTIONS. If the Plan is determined to be a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the Employees that are covered by the Plan, the defined benefit plan fraction and the defined contribution plan fraction, described in Article VI, shall be determined as provided in Section 415 of the Code by substituting "1.0" for "1.25" each place where "1.25" appears.

ARTICLE XIII:  ADMINISTRATION OF THE PLAN

         13.1 PLAN ADMINISTRATOR. The Plan shall be administered by the Employer, as Plan Administrator and Named Fiduciary within the meaning of ERISA, under rules of uniform application; provided, however, that the Plan Administrator's duties and responsibilities may be delegated to a person appointed by the Employer or a committee established by the Employer for that purpose, in which case the committee shall be the Plan Administrator and Named Fiduciary. The members of such a committee shall act by majority vote, and may by majority vote authorize any one or ones of their number to act for the committee. The Employer may remove any person or committee member by written notice to him, and any person or committee member may resign by written notice to the Employer. To the extent permitted under applicable law, the Plan Administrator shall have the sole authority to enforce the terms hereof on behalf of any and all persons having or claiming any interest under the Plan and shall be responsible for the operation of the Plan in accordance with its terms. The Plan Administrator shall have discretionary authority to determine all questions arising out of the administration, interpretation and application of the Plan, all of which determinations shall be conclusive and binding on all persons. The Plan Administrator, in carrying out its responsibilities under the Plan, may rely upon the written opinions of its counsel and on certificates of physicians. Subject to the provisions of the Plan and applicable law, the Plan Administrator shall have no liability to any person as a result of any action taken or omitted hereunder by the Plan Administrator.

         13.2 PLAN ADMINISTRATOR'S RESPONSIBILITIES. The Plan Administrator shall be responsible for:

                (a) Keeping records of employment and other matters containing all relevant data pertaining to any person affected hereby and his eligibility to participate, allocations to his Account, and his other rights under the Plan;

                (b) Periodic, timely filing of all statements, reports and returns required to be filed by ERISA;

                (c) Timely preparation and distribution of disclosure materials required by ERISA;

                (d) Providing notice to interested parties as required by
         Section 7476 of the Code;

                (e)  Retention of records for periods required by law; and

                (f) Seeing that all persons required to be bonded on account of handling assets of the Plan are bonded.

         13.3 RECORDKEEPER. The Recordkeeper is hereby designated as agent of the Plan Administrator under the Plan to perform directly or through agents certain ministerial duties in connection with the Plan, in particular:

                (a) To the extent agreed between the Plan Administrator and the Recordkeeper in a separate written Service Agreement, to keep and regularly furnish to the Plan Administrator a detailed statement of each Participant's Account, showing contributions thereto by the Employer and the Participant, Investment Funds purchased therewith, earnings thereon and Investment Products purchased therewith, and each redemption or distribution made for any reason, including fees or benefits; and

                (b) To the extent agreed between the Plan Administrator and the Recordkeeper in a separate written Service Agreement, to prepare for the Plan Administrator, or to assist the Plan Administrator to prepare, such returns, reports or forms as the Plan Administrator shall be required to furnish to Participants and Beneficiaries or other interested persons, and to the Internal Revenue Service or the Department of Labor;

all as may be more fully set forth in a service agreement executed by the Plan Administrator and the Recordkeeper. If the Plan Administrator does not appoint another person or entity as Recordkeeper, the Plan Administrator itself shall be the Recordkeeper.

         13.4   INVESTMENT DIRECTIONS.

                (a) All amounts held in the Trust Fund under the Plan shall be invested in Investment Funds. Except as provided below, assets of the Trust shall be invested solely in accordance with the instructions of the Participant to whose Account they are allocable. Instructions shall apply to future contributions, past accumulations, or both, according to their terms, and shall be communicated to the Trustee in accordance with procedures prescribed by the Trustee. An instruction once received shall remain in effect until it is changed by the provision of a new instruction.

                (b) Neither the Plan Administrator nor the Trustee shall be responsible for questioning any instructions of a Participant or for reviewing the investments selected therein, or for any loss resulting from instructions of a Participant or from the failure of a Participant to provide or to change instructions. The Trustee shall not have any duty to question any instructions received from the Plan Administrator or to review the investments selected therein, nor shall the Trustee be responsible for any loss resulting from instructions received from the Plan Administrator or from the failure of the Plan Administrator to provide or to change instructions. In the event that the Trustee receives a contribution under the Plan as to which no instructions are delivered, or such instructions as are delivered are unclear to the Trustee, such contribution shall be invested in an Investment Fund selected by the Plan Administrator until clear instructions are received. The Trustee shall not have any discretionary authority or responsibility in the investment of the assets of the Trust Fund.

                (c) Contributions allocated to a Participant during any period in which no permitted written election is on file with the Plan Administrator shall be invested in such Investment Product as the Plan Administrator shall, in it sole discretion, decide is most likely to preserve capital.

         13.5 THE DURIRON STOCK FUND. The following provisions apply to the Duriron Stock Fund and shall apply notwithstanding any other provision of the Plan or Trust.

                (a) The Plan Administrator hereby directs the Trustee to maintain an Investment Fund known as the "Duriron Stock Fund," the assets of which shall be invested in Duriron Stock.

                (b) Notwithstanding any other provision of the Plan, the Plan shall at all times be administered in a manner that will minimize or eliminate a Participant's liability to Duriron under Section 16(b) of the Securities Exchange Act of 1934, and the rules, regulations and interpretations thereunder.

                (c) Each Participant shall have the right to direct the Trustee to vote the shares of Duriron Stock allocated to his Account on all issues requiring a vote. The Plan Administrator shall cause such Participants to receive any materials supplied to shareholders in connection with any such vote and shall do all other things necessary to enable such Participants to vote such stock. The Trustee shall vote shares of Duriron Stock as directed by the Participants ("Directed Shares"). The Trustee shall vote shares of Duriron Stock for which it receives no directions from Participants in the same manner and proportion as Directed Shares are voted.

         13.6 INDEMNIFICATION. Subject to the limitations of applicable law, the Employer agrees to indemnify and hold harmless all Employees who act as fiduciaries, within the meaning of ERISA Sections 3(21) and 404, with respect to the Plan for all liability occasioned by any act of such party, or omission to act, in good faith and without gross negligence.


ARTICLE XIV:  AMENDMENT AND MERGER

         14.1 AMENDMENT. Durametallic Corporation reserves the power at any time or times to amend the provisions of the Plan to any extent and in any manner that it may deem advisable. Any amendment shall be made by delivery to the Trustee (and the Recordkeeper, if any) of a written instrument executed by the Employer providing for such amendment. Upon the delivery of such instrument to the Trustee, such instrument shall become effective in accordance with its terms as to all Participants and all persons having or claiming any interest hereunder, provided that the Employer shall not have the power:

                (a) To amend the Plan in such a manner as would cause or permit any part of the assets of the Trustee to be diverted to purposes other than the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of such assets to revert to or become the property of the Employer;

                (b) To amend the Plan retroactively in such a manner as would have the effect of decreasing a Participant's accrued benefit. For purposes of this paragraph (2), an amendment shall be treated as reducing a Participant's accrued benefit if it has the effect of reducing his Account balance, or of eliminating an optional form of benefit with respect to amounts attributable to contributions made before the adoption of the amendment; or

                (c) To amend the Plan so as to decrease the portion of a Participant's Account balance that has become vested, as compared to the portion that was vested, under the terms of the Plan without regard to the amendment, as of the later of the date the amendment is adopted or the date it becomes effective.

                (d) To amend the Plan in such a manner as would increase the duties or liabilities of the Trustee or the Recordkeeper unless the Trustee or the Recordkeeper consents thereto in writing.

         14.2 MERGER, CONSOLIDATION OR TRANSFER OF PLAN ASSETS. The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

ARTICLE XV:  TERMINATION OF THE PLAN

         15.1 GENERAL. The Employer has established the Plan and the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but the Employer shall have no obligation or liability whatsoever to maintain the Plan for any given length of time and may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee, without any liability whatsoever for any such discontinuance or termination.

         15.2 EFFECT OF TERMINATION. Notwithstanding any other provisions of this Plan, upon termination of the Plan or complete discontinuance of contributions thereunder, each Participant's Account will become fully vested and nonforfeitable, and upon partial termination of the Plan, the Account of each Participant affected by the partial termination will become fully vested and nonforfeitable. The Employer shall notify the Trustee in writing of such termination, partial termination or complete discontinuance of contributions. In the event of the complete termination of the Plan or discontinuance of contributions, the Trustee will, after payment of all expenses of the Trust Fund, make distribution of the Trust assets to the Participants or other persons entitled thereto, in such form as the Employer may direct. Upon completion of such distributions under this Article, the Trust will terminate, the Trustee will be relieved from its obligations under the Trust, and no Participant or other person will have any further claim thereunder.


ARTICLE XVI  MISCELLANEOUS

         16.1 NO EMPLOYMENT RIGHTS. Neither the establishment of the Plan and the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits shall be construed as giving to any Participant or any other person any legal or equitable right against the Employer or the Trustee, except as provided herein or by ERISA; and in no event shall the terms of employment or service of any Participant be modified or in any way be affected hereby.

         16.2 DISTRIBUTIONS EXCLUSIVELY FROM PLAN. Participants and Beneficiaries shall look solely to the assets held in the Trust for the payment of any benefits under the Plan.

         16.3 NO ALIENATION. The benefits provided hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized, except as provided under Section 11.4 (qualified domestic relations orders).

         16.4 GOVERNING LAW. The Plan shall be construed, administered, regulated and governed in all respects under and by the laws of the United States, and to the extent permitted by such laws, by the laws of the State of Michigan.

         16.5 GENDER. Whenever used herein, a pronoun in the masculine gender includes the feminine gender unless the context clearly indicates otherwise.

         IN WITNESS WHEREOF, the parties hereto have set their hands this 22nd day of October, 1997.


                                         DURAMETALLIC CORPORATION




                                         By  /s/ DANA WALTERS
                                             ---------------------------------
                                             Dana Walters
                                             Vice President Human Resources

                             FIRST AMENDMENT TO THE
                 CHARLES C. HALL PROFIT-SHARING RETIREMENT PLAN


             Durametallic Corporation (the "Company") maintains the Charles C. Hall Profit-Sharing Retirement Plan, as amended and restated effective October 1, 1996, and as subsequently amended (the "Plan").

             The Company wishes to amend the Plan as requested by the Internal Revenue Service.

             NOW, THEREFORE, the Plan is hereby amended as follows:


                I. The Plan is amended by adding the following language to the introduction:

                    Effective as of September 30, 1998, Durametallic Corporation merged into Flowserve FSD Corporation. As a result of the merger, effective as of September 1, 1998, Flowserve FSD Corporation became the sponsor of the Plan. The Plan is intended to cover the same group of employees as it did prior to the merger.

               II. Section 2.38 of the Plan is amended by adding the following sentence to the end of the section to read as follows:

                    On each Valuation Date, the assets in each Participant's Account will be valued at fair market value and adjusted for earnings and losses.

              III. The first sentence of Section 6.1 of the Plan is amended to read as follows:

                           6.1 GENERAL RULE. Notwithstanding any other provision
                    of the Plan to the contrary, the "annual addition" (as defined below) with respect to a Participant for a Limitation Year (calendar year) shall in no event exceed the lesser of (i) $30,000 or (ii) 25 percent of the Participant's compensation, as defined in Section 415(c)(3) of the Code and regulations issued thereunder, for the calendar year.

               IV. Section 6.3 is deleted in its entirety and Section 6.4 is renumbered as Section 6.3.

                V. Section 12.2 of the Plan is amended in its entirety to read as follows:

                           12.2 MINIMUM ALLOCATION. If the Plan is determined to
                    be a top-heavy plan, the Discretionary Employer Contributions and forfeitures allocated to the Account of each non-key employee who is an Eligible Employee and who is employed by an Employer or an Affiliated Employer on the last day of such top-heavy Plan Year shall be no less than the lesser of
                    (i) three percent of his compensation or (ii) the largest percentage of compensation that is allocated as Discretionary Employer Contributions and/or Elective Deferral Contributions for such Plan Year to the Account of any key employee. Any minimum allocation to a non-key employee required by this Section shall be made without regard to any Social Security contribution made on behalf of the non-key employee, his number of hours of service, his level of compensation, or whether he declined to make elective or mandatory contributions.

               VI. Section 12.4 of the Plan is deleted in its entirety.


              VII. Unless otherwise specifically provided for herein, this First Amendment shall be effective as of October 1, 1996.

             VIII. In all respects not amended, the Plan is hereby ratified and confirmed.

                            -------------------------


             IN WITNESS WHEREOF, the parties hereto have set their hands this 28th day of June, 1999

                                  FLOWSERVE FSD CORPORATION



                                  By:   /s/ Ronald F. Shuff
                                        ---------------------------------------
                                        Ronald F. Shuff
                                        Vice President, Secretary
                                        General Counsel



                                      -2-